EXHIBIT (g)(iii)

Consents

CONSENT

I hereby consent to the use of the Independent Auditor’s Report found on pages 5-95 to 5-98 of the Government of Queensland’s Consolidated Financial Statements for the Year Ended June 30, 2024, hereby filed as Exhibit (c)(xii) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 10, 2009 filed by the Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File No. 333-147600).

By:	/s/ Rachel Vagg
Ms. Rachel Vagg Auditor-General, State of Queensland

Date: December 20, 2024

(g)(iii)-1